LEASE AGREEMENT

THIS LEASE ("Lease") is made and entered into this 1st **day of April, 2014**, by and between the COACHELLA VALLEY ECONOMIC PARTNERSHIP, a California non-profit corporation ("Lessor"), and **Solaris Power Cells, Inc.** ("Lessee").

RECITALS:

A. Lessor is the authorized participant and Lessor under an agreement with the City of Palm Springs, of certain premises and improvements located at the Palm Springs International Airport in the City of Palm Springs, County of Riverside, State of California, located at the 2901 East Alejo Road ("Property"); and

B. Lessee is an approved client of the Coachella Valley Innovation Hub (CViHub) and is actively engaged in developing products and services that will benefit the regional economy through job creation and wealth development.

C. Lessee desires to sub-lease said Property to expand the services and facilities offered under the CViHub Program to include space for fabrication, manufacturing, fulfillment, prototyping, testing and other production activities of the CViHub businesses.

1.0 LEASE SUMMARY. Certain fundamental lease provisions are presented in this Section and represent the agreement of the parties hereto, subject to further definition and elaboration in the respective referenced Sections and elsewhere in this Lease. In the event of any conflict between any fundamental lease provision and the balance of this Lease, the latter shall control. References to specific Sections are for convenience only and designate some of the Sections where references to the particular fundamental lease provisions may appear.

1.1 Property. The "Property" shall refer to that certain real property consisting of office space within one building, located in the County of Riverside, State of California, as more particularly described in Exhibit "A" hereof together with the improvements located thereon as depicted on the Plot Plan attached as Exhibit "B" hereof.

1.2 The Premises. The Premises shall consist of that certain portion of the building, as defined, herein, including all improvements therein or to be provided by Lessor under the terms of this Lease, and commonly known as 2901 East Alejo Road, located in the City of Palm Springs, County of Riverside, State of California, also identified as a portion of Assessor Parcel Number 502-100-029 and generally described as **Building 1 approximately 9600 square feet** excluding the separate but attached offices as shown on the plot plan as Building 2 and Building 4 in the attached Exhibit "B". This agreement also includes the offices generally described as **Building 12, approximately 1920 square feet, for a total square footage of 11,520 square feet.**

1.3 Lease Term. The Lease term shall be month-to-month for a period of **twelve (12) months** commencing April 1st, 2014 ("Commencement Date") and terminating twelve months hence from that date.

1.4 Extension Options. There are no extension options in this lease. Any extension to the Lease would require a lease amendment or new lease. Under no circumstances shall the lease term exceed three (3) years in total.

1.5 Monthly Rental. Rental payment shall be **$3456.00** per month, paid a month in arrears, with the first payment due May 1st, 2014, for the space exclusively used by Lessee. Common area spaces such as landscape, restrooms, conference areas and parking areas shall not be included as part of the square footage calculation for the period of the term. Electric service shall be sub-metered and billed separately each month. A detailed payment schedule is included as Exhibit "D".

~~1.6 Remuneration. Lessor is a designated 501c(3) non-profit and as such is looking for innovative funding. A self-sustainable incubator generates income that contributes to its operational budget; does not depend on a single source of external support; and makes sure that outside funding it receives is either reliable or replaceable. As an option, Lessor is able to offer the space to start-up entrepreneurs in return for stock warrants at $0.01 or pre-money shares equal to 0.1% per month up to a maximum of 3.6%. A separate agreement shall be executed based on the Lessee corporate structure.~~

1.7 Security Deposit. N/A

1.8 Use of Premises. Lessee shall use and occupy the Premises for the purpose of developing new and innovative products and services that will benefit our regional economy specifically in the Western Coachella Valley as part of the implementation of a State-designated Innovation Hub (iHUB) at the Property.

Lessee: ADDRESS

Solaris Power Cells, Inc.
Vincent Palmieri,CEO
3111 East Tahquitz Canyon Way
Palm Springs, California 92262

Lessor: Coachella Valley Economic Partnership
Attn: Chief Operating Officer
3111 East Tahquitz Canyon Way
Palm Springs, California 92262

2.0 TERM

2.1 Term. The term of this Lease shall commence on the date specified in Section 1.3 ("Commencement Date") and shall continue for the period specified therein unless earlier terminated as provided herein.

~~2.2 Reserved.~~

2.3 Time. Time is of the essence of this Lease.

2.4 Force Majeure. If either party hereto shall be delayed or prevented from the performance of any act required hereunder by reason of acts of God, strikes, lockouts, labor troubles, inability to procure materials, restrictive governmental laws or regulations or other cause without fault and beyond the control of the party obligated (financial inability excepted), performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay, provided such party provides the other party written notice of such event within ten (10) days of the commencement of the prompt payment of any rental or other charge required of Lessee hereunder except as may be expressly provided elsewhere in this Lease.

2.5 Termination by Lessor. Lessor shall have the right to terminate this Lease effective on any monthly anniversary of the Commencement Date, with or without cause, by providing Lessee with at least thirty (30) days advance written notice. Lessee shall be responsible for all lease payments during this period.

2.6 Holding Over. Any holding over after the expiration of the term of this Lease, with the consent of Lessor, express or implied, shall be construed to be a tenancy from month to month, cancelable immediately, and at a monthly rental equal to one hundred and fifty percent (150%) of the monthly rental in effect at the expiration of the term and upon terms and conditions as existed during the last lease term hereof.

2.7 Termination by Lessee. Lessee shall have the right to terminate this Lease by providing Lessor with at least thirty (30) days advance written notice. If Lessee terminates this Lease as provided in this Section, Lessee hereby waives any right to receive any other compensation from Lessor, including, but not limited to, the unamortized value of Lessee's leasehold improvements, Lessee's leasehold interest, loss of goodwill and relocation benefits, inverse condemnation or the taking of property and Lessor shall have no obligation to pay Lessee therefor.

3.0 RENTAL

3.1 Monthly Rental. Lessee shall pay to Lessor, during the term of this Lease from and after the Commencement Date as monthly rental ("Monthly Rental") for the Premises the sum specified in Section 1.5 hereof, which sum shall be paid in advance on the first day of each calendar month. In the event the Commencement Date does not occur on the first day of a calendar month, the Lessee shall pay the rental for the fractional month on the Commencement Date on a per diem basis (calculated on a thirty-day month). All rental to be paid by Lessee to Lessor shall be in lawful money of the United States of America and shall be paid without deduction or offset, prior notice or demand at the address designated in Section 1.8 hereof.

3.2 Cost of Living Adjustment. There is no cost of living adjustment during the initial term of the lease.

3.3 Additional Rental. For the purposes of this Lease, all monetary obligations of Lessee under this Lease, including but not limited to, insurance

premiums, property taxes, maintenance expenses, late charges and utility costs shall be deemed to be additional rental.

3.4 Real Property Taxes. Lessor shall pay all applicable property taxes or possessory interest taxes unless claiming an exemption due to its non-profit status.

3.5 Personal Property Taxes. Unless Lessee qualifies for an exemption from property taxes or possessory interest taxes due to a non-profit or other status, during the term hereof Lessee shall pay prior to delinquency all taxes assessed against and levied upon fixtures, furnishings, equipment and all other personal property of Lessee contained in the Premises, and when possible Lessee shall cause said fixtures, furnishings, equipment and other personal property to be assessed and billed separately from the real property of Lessor.

3.6 Utilities. Lessor shall provide water, electric, telecommunications, trash and sewer on a master account. Lessee shall pay for all charges incurred for electricity which will be sub-metered. A prorate share of water, sewer, broadband, and trash is included in the lease amount. The prorata share shall be determined by the number of Campus tenants and square footage utilized and distributed equitably. Phone service and equipment that is integrated with CVEP and the CViHub is available for $25.00 per month. Payment shall be paid to CVEP based on a monthly invoice. A detailed payment schedule is included as Exhibit "D".

3.7 Late Payment. Lessee hereby acknowledges that late payment by Lessee to Lessor of rental or other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which is extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges. Accordingly, any payment of any sum to be paid by Lessee not paid within ten (10) days of its due date shall be subject to a five percent (5%) late charge. Lessor and Lessee agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Lessor for its loss suffered by such late payment by Lessee.

3.8 Interest. Any sum to be paid pursuant to the terms of this Lease not paid when due shall bear interest from and after the due date until paid at a rate equal to three percent (3%) over the reference rate being charged by Bank of America, N.A. from time to time during such period so long as the rate does not exceed the maximum non-usurious rate permitted by law in which case interest shall be at the maximum non-usurious rate allowed by law at the time the sum became due.

3.9 Security Deposit. N/A

4.0 USE OF THE PREMISES

4.1 Permitted Use. The Lessor hereby subleases to Lessee and Lessee leases from Lessor the Premises with appurtenances as defined herein, for the purpose of conducting thereon only the use specified in Section 1.7 of this Lease and for no other use. Lessor has determined that, based on the fair market rental of the space, per the appraisal, uses at the Property are not limited to aviation-related uses by the Federal Aviation Administration.

4.2 Prohibited Uses. Lessee shall not sell or permit to be kept, used, displayed or sold in or about the Premises (a) pornographic or sexually explicit books, magazines, literature, films or other printed material, sexual paraphernalia, or other material which would be considered lewd, obscene or licentious, (b) any article which may be prohibited by standard forms of fire insurance policies, or (c) any alcoholic beverages unless expressly permitted by Section 1.7 hereof or (d) any medical marijuana or other drugs or paraphernalia that are illegal according to Federal Statute or Law.

4.3 Compliance with Laws. Lessee shall, at his own cost and expense, comply with all of the requirements of all municipal, state and federal authorities now in force or which may hereafter be in force pertaining to the use of the Premises, and shall faithfully observe in said use all municipal ordinances, including, but not limited to, the General Plan and zoning ordinances, state and federal statutes, or other governmental regulations now in force or which shall hereinafter be in force. Lessee's violation of law shall constitute an incurable default under this Lease. The judgment of any court of competent jurisdiction, or the admission of Lessee in any action or proceeding against Lessee, whether Lessor is a party thereto or not, that Lessee has violated any such order or statute in said use, shall be conclusive of that fact as between the Lessor and Lessee.

Lessee shall not engage in any activity on or about the Premises that violates any Environmental Law, and shall promptly, at Lessees sole cost and expense, take all investigatory and/or remedial action required or ordered by any governmental agency or Environmental Law for clean-up and removal of any contamination involving any Hazardous Material created or caused directly or indirectly by Lessee. The term "Environmental Law" shall mean any federal, state or local law, statute, ordinance or regulation pertaining to health, industrial hygiene or the environmental conditions on, under or about the Demised Premises, including, without limitation, (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), 42 U.S.C. Sections 9601 et seq.; (ii) the Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C. Sections 6901 et seq.; (iii) California Health and Safety Code Sections 25100 et seq.; (iv) the Safe Drinking Water and Toxic Enforcement Act of 1986, California Health and Safety Code Section 25249.5 et seq.; (v) California Health and Safety Code Section 25359.7; (vi) California Health and Safety Code Section 25915; (vii) the Federal Water Pollution Control Act, 33 U.S.C. Sections 1317 et seq.; (viii) California Water Code Section 1300 et seq.; and (ix) California Civil Code Section 3479 et seq., as such laws are amended and the regulations and administrative codes applicable thereto. The term "Hazardous Material" includes, without limitation, any material or substance which is (i) defined or listed as a "hazardous waste", "extremely hazardous waste", "restrictive hazardous waste" or "hazardous substance" or considered a waste, condition of pollution or nuisance under the Environmental Laws; (ii) petroleum or a petroleum product or fraction thereof; (iii) asbestos; and/or (iv) substances known by the State of California to cause cancer and/or reproductive toxicity. It is the intent of the parties hereto to construe the terms "Hazardous Materials" and "Environmental Laws" in their broadest sense. Lessee shall provide all notices required pursuant to the Safe Drinking Water and Toxic Enforcement

Act of 1986, California Health and Safety Code Section 25249.5 et seq. Lessee shall provide prompt written notice to Lessor of the existence of Hazardous Substances on the premises and all notices of violation of the Environmental Laws received by Lessee.

4.4 Signs. Lessee shall not place or permit to be placed any sign that is not in compliance with the sign ordinance of the City of Palm Springs and the policy of the Lessor upon the exterior or in the windows of the Premises. Any sign not constructed in accordance therewith shall be immediately removed by Lessee and, if said sign is not removed by Lessee within ten (10) days of written notice from Lessor to Lessee, then Lessor may remove and destroy said sign without Lessee's approval and without any liability to Lessee. Lessor shall develop a campus-wide sign program that provides for consistency throughout the campus.

4.5 Parking and Common Areas. During the term of this Lease and any extension thereof, Lessor gives to Lessee for the use and benefit of Lessee, its agents, employees, and customers, a nonexclusive license in common with Lessor and other present and future owners and Lessees of the Property and their agents, employees, customers, and others authorized by Lessor to use the automobile parking areas, roadways, walkways, landscaped areas, service areas, of the Property for ingress, egress and automobile parking, provided that the condemnation or other taking by any public authority, or sale in lieu of condemnation, of any or all of such parking and common areas shall not constitute a violation of this covenant. Nothing herein contained shall be deemed to prevent Lessor from using or authorizing others to use said parking and common areas. Lessee shall not use the designated parking areas or any campus area for storage of inoperable or unregistered vehicles.

4.6 Maintenance and Landscaping. During the entire term hereof, Lessor shall keep or cause to be kept the parking and landscaped areas in a good, neat, clean and orderly condition, properly lighted and landscaped, and shall repair any damage to the facilities thereof as well as the exterior walls and roof of the Premises.

4.7 Hours of Business. Subject to the provisions of Section 7.0 hereof, Lessee shall continuously during the entire term hereof conduct and carry on Lessee's business in the Premises and shall keep the Premises open for business and cause Lessee's business to be conducted therein during the Lessee's usual business hours of each and every business day.

4.8 Rules and Regulations. Lessee shall faithfully observe and comply with the rules and regulations that Lessor shall from time to time promulgate and/or modify. The rules and regulations, if any, are attached hereto as Exhibit "D" ("Rules and Regulations"). Any amendment or modification of the Rules and Regulations shall be binding upon the Lessee upon delivery of a copy of such amendment or modification to Lessee. Lessor shall not be responsible to Lessee for the nonperformance of any said rules and regulations by any other Lessees or occupants. The Rules and Regulations shall apply and be enforced as to all Lessees in the Premises on a uniform basis.

5.0 ALTERATIONS AND REPAIRS.

5.1 Alterations and Fixtures. Lessee shall not make, or suffer to be made, any alterations to the Premises, or any part thereof, without the prior written consent of Lessor, and any alterations to the Premises, except movable furniture and trade fixtures, shall become at once a part of the realty and shall at the expiration or earlier termination of this Lease belong to Lessor. Lessee shall not in any event make any changes to the exterior of the Premises. Any such alterations shall be in conformance with the requirements of all municipal, state, federal, and other governmental authorities, including requirements pertaining to the health, welfare or safety of employees or the public and in conformance with reasonable rules and regulations of Lessor. Any damage occasioned by such removal shall be repaired at Lessee's expense so that the Premises can be surrendered in a good, clean and sanitary condition as required by Section 5.2 hereof. Any and all fixtures and appurtenances installed by Lessee shall conform with the requirements of all municipal, state, federal, and governmental authorities, including requirements pertaining to the health, welfare, or safety of employees or the public. Upon completion of construction of the alterations, Lessee shall submit to Lessor evidence satisfactory to Lessor of the cost of said alterations ("Improvement Costs").

5.2 Maintenance and Repair. Lessor shall at all times during the term hereof, and at Lessor's sole cost and expense, keep, maintain and repair the Premises, and other improvements within the Premises in good and sanitary order, condition, and repair including, without limitation, the maintenance and repair of any store front, doors, window casements, walls, glazing, heating and air conditioning system, plumbing, pipes, electrical wiring and conduits. Lessor shall also at its sole cost and expense be responsible for any alterations or improvements to the Premises necessitated as a result of the requirement of any municipal, state or federal authority. Lessee hereby waives all right to make repairs at the expense of Lessor, and Lessee hereby waives all rights provided for by the Civil Code of the State of California to make said repairs. By entering into the Premises, Lessee shall be deemed to have accepted the Premises as being in good and sanitary order, condition and repair, and Lessee agrees on the last day of said term or sooner termination of this Lease to surrender the Premises with appurtenances, in the same condition as when received and in a good, clean and sanitary condition, reasonable use and wear thereof and damage by fire, act of God or by the elements excepted. Lessee shall periodically sweep and clean the sidewalks adjacent to the Premises, as needed. Upon Lessee's possession of the Premises, Lessee shall be deemed to have accepted the Premises as being in good condition and repair.

Lessee agrees that it will not, nor will it authorize any person to, go onto the roof of the building of which the Premises are a part without the prior written consent of Lessor. Said consent will be given only upon Lessor's satisfaction that any repairs necessitated as a result of Lessee's action will be made by Lessee at Lessee's expense and will be made in such a manner so as not to invalidate any guarantee relating to said roof.

5.3 Free from Liens. Lessee shall keep the Premises free from any liens arising out of any work performed, material furnished, or obligation incurred by Lessee or alleged to have been incurred by Lessee.

6.0 INSURANCE AND INDEMNIFICATION.

6.1 Insurance Provided by Lessor. Lessor shall maintain fire and extended coverage insurance throughout the term of this Lease in an amount equal to at least ninety percent (90%) of the replacement value of the building containing the Premises, together with such other insurance, coverage's and endorsements as may be required by Lessor's lender, or as Lessor may determine in its sole discretion. Lessee hereby waives any right of recovery from Lessor, its officers and employees, and Lessor hereby waives any right of loss or damage (including consequential loss) resulting from any of the perils insured against as a result of said insurance.

6.2 Insurance Provided by Lessee.

(a) Lessee to Provide Personal Property Insurance. Lessee, at its expense, shall maintain fire and extended coverage insurance written on a per occurrence basis on its trade fixtures, equipment, personal property and inventory within the Premises from loss or damage to the extent of their full replacement value and shall provide plate glass coverage.

(b) Lessee to Provide Liability Insurance. During the entire term of this Lease, the Lessee shall obtain and keep in force, at the Lessee's sole cost and expense, a Commercial General Liability policy of insurance protecting Lessee and Lessor as an additional insured against claims for bodily injury, personal injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than ONE MILLION DOLLARS ($1,000,000) per occurrence with an annual aggregate of not less than TWO MILLION DOLLARS ($2,000,000). Lessee shall add Lessor as an additional insured by means of an endorsement at least as broad as the Insurance Service Organization's "Additional Insured-Managers or Lessors of Premises" endorsement. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an "insured contract" for the performance of Lessee's indemnity obligations under this Lease. The limits of said insurance shall not, however, limit the liability of the Lessee nor relieve Lessee of any obligation hereunder. Lessee shall provide an endorsement on its liability policy(ies) which provides that its insurance shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

(c) Lessee to Provide Workers' Compensation Insurance. Lessee shall, at the Lessee's sole cost and expense, and if required by regulation maintain a policy of workers' compensation insurance in an amount as will fully comply

with the laws of the State of California and which shall indemnify, insure and provide legal defense for both the Lessee and the Lessor against any loss, claim or damage arising from any injuries or occupational diseases occurring to any worker employed by or any persons retained by the Lessee in the course of conducting Lessee's business in the Premises. Such policy shall include a "Waiver of Subrogation" endorsement. Lessee shall provide Lessor with a copy of such endorsement along with the certificate of insurance or copy of the policy required by Section 6.2, Paragraph b.

(d) General Provisions Applicable to Lessee's Insurance. All of the policies of insurance required to be procured by Lessee pursuant to this Section 6.2 shall be primary insurance and shall name the Lessor, as additional insured's. The insurers shall waive all rights of subrogation and contribution they may have against the Lessor, its officers, employees and agents and their respective insurers. All of said policies of insurance shall provide that said insurance may not be amended or cancelled without providing thirty (30) days' prior written notice by registered mail to the Lessor. Prior to the Commencement Date or such earlier date as Lessee takes possession of the Premises for any purpose; and at least thirty (30) days prior to the expiration of any insurance policy, Lessee shall provide Lessor with endorsements evidencing the above insurance coverage's written by insurance companies acceptable to Lessor, licensed to do business in the state where the Premises are located and rated A:VII or better by Best's Insurance Guide. In the event the Risk Manager of Lessor ("Risk Manager") determines that (i) the Lessee's activities in the Premises creates an increased or decreased risk of loss to the Lessor, (ii) greater insurance coverage is required due to the passage of time, or (iii) changes in the industry require different coverage's be obtained, Lessee agrees that the minimum limits of any insurance policy required to be obtained by Lessee may be changed accordingly upon receipt of written notice from the Lessor. Lessor and Lessee hereby waive any rights each may have against the other on account of any loss or damage occasioned by property damage to the Premises, its contents, or Lessee's trade fixtures, equipment, personal property or inventory arising from any risk generally covered by insurance against the perils of fire, extended coverage, vandalism, malicious mischief, theft, sprinkler damage or leakage, and earthquake. Each of the parties, on behalf of their respective insurance companies insuring such property of either Lessor or Lessee against such loss, waives any right of subrogation that it may have against the other. The foregoing waivers of subrogation shall be operative only so long as lawful in California and provided further that no policy is invalidated thereby.

6.3 Indemnification of Lessor. Lessee, as a material part of the consideration to be rendered to Lessor under this Lease, hereby waives all claims against Lessor for damage to equipment or other personal property, trade fixtures, leasehold improvements, goods, wares, inventory and merchandise, in, upon or about the Premises and for injuries to persons in or about the Premises, from any cause arising at any time. Lessee agrees to indemnify the Lessor, its officers, agents and employees against, and will hold and save them and each of them harmless from, any and all actions, suits, claims, damages to persons or property, losses, costs, penalties, obligations, errors, omissions or liabilities, (herein "claims or liabilities") that may be asserted or claimed by any person, firm or entity arising out of or in connection with the

negligent performance of the work, operations or activities of Lessee, its agents, employees, subcontractors, or invitees, provided for herein, or arising from the use of the Premises or the parking and common areas by Lessee or its employees and customers, or arising from the failure of Lessee to keep the Premises in good condition and repair, as herein provided, or arising from the negligent acts or omissions of Lessee hereunder, or arising from Lessee's negligent performance of or failure to perform any term, provision, covenant or condition of this Lease, whether or not there is concurrent passive or active negligence on the part of the Lessor, its officers, agents or employees but excluding such claims or liabilities arising from the sole negligence or willful misconduct of the Lessor, its officers, agents or employees, who are directly responsible to the Lessor, and in connection therewith:

(a) Lessee will defend any action or actions filed in connection with any of said claims or liabilities and will pay all costs and expenses, including legal costs and attorneys' fees incurred in connection therewith;

(b) Lessee will promptly pay any judgment rendered against the Lessor, its officers, agents or employees for any such claims or liabilities arising out of or in connection with the negligent performance of or failure to perform such work, operations or activities of Lessee hereunder; and Lessee agrees to save and hold the Lessor, its officers, agents, and employees harmless therefrom;

(c) In the event the Lessor, its officers, agents or employees is made a party to any action or proceeding filed or prosecuted against Lessee for such damages or other claims arising out of, or in connection with, the negligent performance of or failure to perform the work, operation or activities of Lessee hereunder, Lessee agrees to pay to the Lessor, its officers, agents or employees, any and all costs and expenses incurred by the Lessor, its officers, agents or employees in such action or proceeding, including, but not limited to, legal costs and attorneys' fees.

7.0 ABANDONMENT AND SURRENDER.

7.1 Abandonment. Lessee shall not vacate or abandon the Premises at any time during the term of this Lease; and if Lessee shall abandon, vacate or surrender the Premises or be dispossessed by process of law, or otherwise, any personal property belonging to Lessee and left on the Premises shall be deemed to be abandoned, at the option of Lessor, except such property as may be mortgaged to Lessor.

7.2 Surrender of Lease. The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subleases or sub-tenancies, or may, at the option of Lessor, operate as an assignment to it of any or all of such subleases or sub-tenancies.

8.0 DAMAGE AND DESTRUCTION OF PREMISES. In the event of (a) partial or total destruction of the Premises during the term of this Lease which requires repairs to the Premises, or (b) the Premises being declared unsafe or unfit for

occupancy by any authorized public authority for any reason other than Lessee's act, use or occupation, which declaration requires repairs to the Premises, Lessor shall forthwith make said repairs provided Lessee gives to Lessor thirty (30) days' written notice of the necessity therefor. No such partial destruction (including any destruction necessary in order to make repairs required by any declaration made by any public authority) shall in any way annul or void this Lease except that Lessee shall be entitled to a proportionate reduction of Monthly Rental while such repairs are being made, such proportionate reduction to be based upon the extent to which the making of such repairs shall interfere with the business carried on by Lessee in the Premises.

9.0 SUBLETTING. Subletting is not permitted by Lessee. Neither this Lease nor any interest therein shall be assignable as to the interest of Lessee by operation of law.

10.0 DEFAULT AND REMEDIES.

10.1 Default by Lessee. In addition to the defaults described in Section 9.0 hereinabove, the occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Lessee: (a) the failure to pay any rental or other payment required hereunder to or on behalf of Lessor more than three (3) days after written notice from Lessor to Lessee that Lessee has failed to pay rent when due; (b) the failure to perform any of Lessee's agreements or obligations hereunder (exclusive of a default in the payment of money) where such default shall continue for a period of thirty (30) days after written notice thereof from Lessor to Lessee which notice shall be deemed to be the statutory notice so long as such notice complies with statutory requirements; (c) the vacation or abandonment of the Premises by Lessee; (d) the making by Lessee of a general assignment for the benefit of creditors; (e) the filing by Lessee of a voluntary petition in bankruptcy or the adjudication of Lessee as a bankrupt; (f) the appointment of a receiver to take possession of all or substantially all the assets of Lessee located at the Premises or of Lessee's leasehold interest in the Premises; (g) the filing by any creditor of Lessee of an involuntary petition in bankruptcy which is not dismissed within sixty (60) days after filing; or (h) the attachment, execution or other judicial seizure of all or substantially all of the assets of Lessee or Lessee's leasehold where such an attachment, execution or seizure is not discharged within sixty (60) days. Any repetitive failure by Lessee to perform its agreements and obligations hereunder, though intermittently cured, shall be deemed an incurable default. Two (2) breaches of the same covenant within a sixty (60) day period, a notice having been given pursuant to (a) or (b) above for the first breach, or three (3) of the same or different breaches at any time during the term of this Lease for which notices pursuant to (a) or (b) above were given for the first two (2) breaches shall conclusively be deemed to be an incurable repetitive failure by Lessee to perform its obligations hereunder.

In the event of any such default or breach by Lessee, Lessor may at any time thereafter, without further notice or demand, rectify or cure such default, and any sums expended by Lessor for such purposes shall be paid by Lessee to Lessor upon demand and as additional rental hereunder. In the event of any such default or breach

by Lessee, Lessor shall have the right (i) to continue the lease in full force and effect and enforce all of its rights and remedies under this Lease, including the right to recover the rental as it becomes due under this Lease, or (ii) Lessor shall have the right at any time thereafter to elect to terminate the Lease and Lessee's right to possession thereunder. Upon such termination, Lessor shall have the right to recover from Lessee:

(i) The worth at the time of award of the unpaid rental which had been earned at the time of termination;

(ii) The worth at the time of award of the amount by which the unpaid rental which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided;

(iii) The worth at the time of award of the amount by which the unpaid rental for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and

(iv) Any other amount necessary to compensate the Lessor for all the detriment proximately caused by Lessee's failure to perform its obligations under the lease or which in the ordinary course of things would be likely to result therefrom.

The "worth at the time of award" of the amounts referred to in subparagraphs (i) and (ii) above shall be computed by allowing interest at three percent (3%) over the prime rate then being charged by Bank of America, N.A. but in no event greater than the maximum rate permitted by law. The worth at the time of award of the amount referred to in subparagraph (iii) above shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%), but in no event greater than ten percent (10%).

As used herein "rental" shall include the Monthly Rental, other sums payable hereunder which are designated "rental" or "additional rental" and any other sums payable hereunder on a regular basis such as reimbursement for real estate taxes.

Such efforts as Lessor may make to mitigate the damages caused by Lessee's breach of this Lease shall not constitute a waiver of Lessor's right to recover damages against Lessee hereunder, nor shall anything herein contained affect Lessor's right to indemnification against Lessee for any liability arising prior to the termination of this Lease for personal injuries or property damage, and Lessee hereby agrees to indemnify and hold Lessor harmless from any such injuries and damages, including all attorneys' fees and costs incurred by Lessor in defending any action brought against Lessor for any recovery thereof, and in enforcing the terms and provisions of this indemnification against Lessee.

Notwithstanding any of the foregoing, the breach of this Lease by Lessee, or an abandonment of the Premises by Lessee, shall not constitute a termination of this Lease, or of Lessee's right of possession hereunder, unless and until Lessor elects to

do so, and until such time Lessor shall have the right to enforce all of its rights and remedies under this Lease, including the right to recover rent, and all other payments to be made by Lessee hereunder, as they become due. Failure of Lessor to terminate this Lease shall not prevent Lessor from later terminating this Lease or constitute a waiver of Lessor's right to do so.

10.2 No Waiver. Acceptance of rental hereunder shall not be deemed a waiver of any default or a waiver of any of Lessor's remedies.

10.3 Lessor's Default. Lessor shall not be in default unless Lessor fails to perform obligations required of Lessor within a reasonable time, but in no event later than thirty (30) days after written notice by Lessee to Lessor and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Lessee in writing, specifying wherein Lessor has failed to perform such obligation; provided, however, that if the nature of Lessor's obligation is such that more than thirty (30) days are required for performance then Lessor shall not be deemed in default if Lessor commences performance within a (30) day period and thereafter diligently prosecutes the same to completion. In no event shall Lessee have the right to terminate this Lease as a result of Lessor's default and Lessee's remedies shall be limited to damages and/or an injunction.

11.0 CONDEMNATION. In the event a condemnation or a transfer in lieu thereof results in a taking of any portion of the Premises, Lessor may, or in the event a condemnation or a transfer in lieu thereof results in a taking of twenty-five percent (25%) or more of the Premises, Lessee may, upon written notice given within thirty (30) days after such taking or transfer in lieu thereof, terminate this Lease. Lessee shall not be entitled to share in any portion of the award and Lessee hereby expressly waives any right or claim to any part thereof. Lessee shall, however, have the right to claim and recover, only from the condemning authority (but not from Lessor), any amounts necessary to reimburse Lessee for the cost of removing stock and fixtures. If this Lease is not terminated as above provided, Lessor shall use a portion of the condemnation award to restore the Premises.

12.0 MISCELLANEOUS.

12.1 Reservation of Right to Modify Property. Lessor hereby reserves the right (but not the obligation) to renovate, modernize, rehabilitate, expand, reduce, reconfigure, enclose and/or otherwise alter all or any portion of the Premises (collectively "Modifications"), in such manner and at such time or times, throughout the term of this Lease, as Lessor may, in its sole and absolute discretion, deem to be in the best interests of the Property. Such Modifications may include, without limitation, the right to construct new buildings on the Property for additional uses, to remove, renovate, repair, add to, modernize or otherwise alter the building in which the Premises are situated as well as other buildings, facilities, structures, malls, walkways, landscaping, parking and common areas or other areas within the Property. In connection with any and all such Modifications, Lessor may enter the Premises to the extent reasonably required by Lessor to pursue and complete such Modifications. In addition, Lessor may

temporarily close portions of the parking and common areas and cause temporary obstructions in connection with any Modifications. Lessee agrees that under no circumstances shall the Modifications as to any portion of the Property or the construction activity that takes place in the course of making the Modifications, or any aspect thereof, including Lessor's entry into the Premises, constitute an eviction or partial eviction of Lessee or a breach of Lessee's right to quiet enjoyment or of any other provision of this Lease, nor entitle Lessee to damages, injunctive relief or other equitable relief, nor entitle Lessee to any abatement or reduction in the Monthly Rental, additional rental or other charges or sums due under this Lease; provided Lessor uses reasonable efforts to mitigate any adverse effects on Lessee caused by the Modifications.

12.2 Entry and Inspection. Lessee shall permit Lessor and his agents to enter with a 24-hour prior notice via e-mail, voice mail or fax, into and upon the Premises at all reasonable times for the purpose of inspecting the same or for the purpose of maintaining the Premises as required by the terms of this Lease or for the purpose of posting notices of non-liability for alterations, additions or repairs. Lessee agrees that access to the Premises shall not be unreasonably withheld. Lessee shall permit Lessor or its agents unfettered access to the Premises for the purposes of media tours, official site visits or investor visits. Lessor shall be permitted to do any of the above without any rebate of rent and without any liability to Lessee for any loss of occupation or quiet enjoyment of the Premises thereby occasioned.

12.3 Estoppel Certificate. NA

12.4 Jurisdiction and Venue. The parties hereto agree that the State of California is the proper jurisdiction for litigation of any matters relating to this Lease, and service mailed to the address of Lessees set forth herein shall be adequate service for such litigation. The parties further agree that Riverside County, California is the proper place for venue as to any such litigation and Lessee agrees to submit to the personal jurisdiction of such court in the event of such litigation.

12.5 Partial Invalidity. If any term, covenant, condition or provision of this Lease is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the provisions hereof shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereof.

12.6 Successors in Interest. The covenants herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all the parties hereto; and all of the parties hereto shall be jointly and severally liable hereunder.

12.7 No Oral Agreements. This (i) Lease covers in full each and every agreement of every kind or nature whatsoever between the parties hereto concerning this Lease, (ii) supersedes any and all previous obligations, agreements and understandings, if any, between the parties, oral or written, and (iii) merges all preliminary negotiations and agreements of whatsoever kind or nature herein. Lessee

acknowledges that no representations or warranties of any kind or nature not specifically set forth herein have been made by Lessor or its agents or representatives.

12.8 Authority. In the event that Lessee is a corporation or a partnership, each individual executing this Lease on behalf of said corporation or said partnership, as the case may be, represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said corporation or partnership, in accordance with a duly adopted resolution of the Board of Directors, if a corporation, or in accordance with the Partnership Agreement, if a partnership, and that this Lease is binding upon said corporation or partnership in accordance with its terms. Lessee represents and warrants to Lessor that the entering into this Lease does not violate any provisions of any other agreement to which Lessee is bound.

12.9 Relationship of Parties. The relationship of the parties hereto is that of Lessor and Lessee, and it is expressly understood and agreed that Lessor does not in any way or for any purpose become a partner of Lessee in the conduct of Lessee's business or otherwise, or a joint-venture with Lessee, and that the provisions of this Lease and the agreements relating to rent payable hereunder are included solely for the purpose of providing a method whereby rental payments are to be measured and ascertained.

12.10 Nondiscrimination. Lessee herein covenants by and for itself, its heirs, executors, administrators and assigns and all persons claiming under or through it, and this Lease is made and accepted upon and subject to the following conditions: That there shall be no discrimination against or segregation of any person or group of persons on account of race, sex, marital status, color, creed, national origin or ancestry, in the leasing, subleasing, transferring, use, occupancy, tenure or enjoyment of the Premises herein leased, nor shall the Lessee itself, or any person claiming under or through it, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of Lessees, Lessees, sub-Lessees, subleases or vendees in the Premises.

12.11 Notices. Wherever in this Lease it shall be required or permitted that notice and demand be given or served by either party to this Lease to or on the other, such notice or demand shall be given or served in writing and shall not be deemed to have been duly given or served unless in writing, and personally served or forwarded by return receipt email, certified mail, postage prepaid, addressed, if to Lessor, as specified in Section 1.9. Either party may change the address set forth herein by written notice by certified mail to the other. Any notice or demand given by certified mail shall be effective one (1) day subsequent to mailing.

12.12 Waiver. No delay or omission in the exercise of any right or remedy by a non-defaulting party shall impair such right or remedy or be construed as a waiver. A party's consent to or approval of any act by the other party requiring the party's consent or approval shall not be deemed to waive or render unnecessary the other

party's consent to or approval of any subsequent act. Any waiver by either party of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of this Lease.

12.13 Exhibits and Addenda. The Exhibits and Addenda attached to this Lease are made a part hereof as if fully set forth herein. In the event of a conflict between the terms and provisions of Addenda and the terms and provisions of this Lease, the terms and provisions of the Addenda shall prevail.

12.14 ~~Data Provision. Lessee agrees to provide metric data to Lessor for a period of 5 years from the date execution. The data shall be aggregated and kept confidential and includes employment, gross revenues, patents, exports, contracts, funding and other data that may be used for economic development purposes.~~

IN WITNESS WHEREOF, the parties have duly executed this Lease together with the herein referred to Exhibits which are attached hereto, on the day and year first above written in Palm Springs, California.

"Lessor"

Coachella Valley Economic Partnership

By:____
Thomas Flavin

Its: President/CEO

"Lessee"

Solaris Power Cells, Inc.

By:____
Vincent Palmieri

Its: Chief Executive Officer

EXHIBIT "A"

LEGAL DESCRIPTION OF THE PREMISES

Location and Address:

2901 East Alejo Road, Palm Springs, California, 92262. These buildings are located on property of the Palm Springs International Airport.

Assessor's Parcel Number:

Portion of 502-100-029

Legal Description:

A portion of 3.25 acres M/L in POR LOTS 1,2 & 3 MB 014/652 SD PALM VALLEY COLONY LANDS

Ownership/Vesting:

City of Palm Springs. Lessor-Coachella Valley Economic Partnership

EXHIBIT "B"

PLOT PLAN OF DEMISED PREMISES

EXHIBIT "B"

PARCEL #35 FACILITY & SITE DIAGRAM

Site Diagram



10
1
8
28
5
4
3
6
7
13
12

Facility Inventory

1.	Warehouse building	9,600 SF
2.	Admin offices	640 SF
* 3.	Shops building	6,000 SF
4.	Employee lounge	640 SF
5.	Service garage	3,500 SF
~~6.~~	~~Storage building~~	
~~7.~~	~~Storage shed~~	
8.	Warehouse building	1,800 SF
9.	Weld shop building	980 SF
10.	Food service warens	12,487 SF
* 12.	Maintenance offices	1,920 SF
* 13.	Maintenance offices	1,920 SF
28.	Modular print graphices	2,240 SF
	Building Square Footage	41,707 SF
	Total Square Footage	

For Further Information Go To:
http://imse.svn.com/psp1

*Parcel #35 has been reduced from 4.67 Ac to approximately 3.25 Ac (1.25 Ac for buildings #3, #12, & #13). The 1.42 acres is sectioned off for other purpose at the airport. The remaining 2 acres is allocated for the remaining buildings. Storage sheds #6 & 7 are to be torn down.

Dozier Appraisal Company
Palm Desert, California
7

EXHIBIT "C"

RULES AND REGULATIONS

1. All loading and unloading of goods shall be done only at the times, in the areas and through the entrances reasonably designated for such purposes by Lessor.

2. The delivery or shipping of merchandise, supplies and fixtures to and from the Premises shall be subject to such rules and regulations as in the reasonable judgment of Lessor are necessary for the proper operation of the Premises or of the Property generally.

3. All of Lessee's refuse and rubbish shall be removed to central trash bins located in the Property, at Lessee's sole cost and expense.

4. No radio or television or other similar device audible outside the Premises shall be installed without obtaining in each instance the written consent of Lessor. No aerial shall be erected on the roof or exterior walls of the Premises or on the grounds of the Property without first obtaining in each instance the written consent of Lessor which consent shall not be unreasonably withheld or delayed. Any aerial so installed without such written consent shall be subject to removal without notice at any time.

5. No loudspeakers, televisions, phonographs, radios or other devices shall be used in a manner so as to be heard or seen outside of the Premises without first obtaining in each instance written consent of Lessor.

6. The outside sidewalks and loading areas immediately adjoining the Premises shall be kept clean and free from dirt and rubbish by Lessee to the reasonable satisfaction of Lessor, and Lessee shall not place or permit any obstructions or merchandise in such areas, except to the extent specifically permitted by the provisions of Lessees Sublease.

7. Lessee shall not burn any trash or garbage of any kind in or about the Premises or the Property generally.

8. Lessee will not allow animals, except service animals, in, about or upon the Premises.

9. Lessee shall not use, and shall not allow anyone else to use, the Premises as a residential abode. Such prohibition shall include, without limitation, sleeping or bathing.

10. Lessee shall not place any rubbish or other matter outside any building within the Property, except in such containers as are authorized from time to time by Lessor.

EXHIBIT "D"

LEASE & FACILITY CHARGES

The CViHub Accelerator uses a Modified Gross Lease Rate to support Accelerator Clients. All charges are displayed as price per square foot and are monthly.

Fixed Lease Charge Breakdown-Required

Base Lease Rate	.30
Includes: Water Trash Service Broadband Common Area Maintenance Security Conference Rooms Restrooms Gated Security CViHub Director	
Total Monthly Rate Per Square Foot	.30

Variable Charges (Some Optional)

Electricity (sub-metered)	Variable
Phone (Optional)	25.00 per month
Cleaning Service (optional)	Variable
Copier	.05/.10 per page

<u>EXHIBIT "E"</u>
Occupancy Requirements

1] CVEP may bring in advisory,technical assistance and resources to advise Solaris Power Cells, Inc. on their company, its advancement and progress, which could result in reasonable requirements and measurable benchmarks which must be met as a condition of occupancy.

2] Due to the unique nature of these premises, they are intended to be short term and transitory, and are in no way intended to be a long term location. There will be a program set for each occupant intended to be a path towards graduating out of the facility and securing commercial space for their company outside of these premises.